UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2026

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2026, Mr. Francois Hardy, Executive Vice President and Chief Technical Officer, notified Newmont Corporation (the “Company”) of his decision to retire, effective June 30, 2026, after approximately 24 years of dedicated service to the Company. Mr. Hardy’s upcoming retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Hardy is voluntarily departing and will not receive any severance compensation or benefits. The Company extends its gratitude to Mr. Hardy for his impactful contributions and leadership over his long tenure with the Company. Newmont maintains a robust leadership development and succession planning process and a deep internal team of talented technical and mining professionals to support a smooth transition. A structured process is underway to identify a successor.

In the interim, Ms. Erin Workman will take on the role of acting Chief Technical Officer, effective May 2026. Ms. Workman, age 45, has served as the Company’s Group Head, Exploration & Geosciences since 2025, having previously served as Newmont’s Group Head, Exploration since 2023, Senior Director, Exploration Portfolio & Technical Development since 2021, and Director, Portfolio Optimization. Prior to joining Newmont in 2019, she held positions at Goldcorp, Trilogy Metals (formerly NovaCopper) and NovaGold. Ms. Workman has more than 20 years of experience, including in mineral exploration, business studies, early-stage studies, technical services, portfolio optimization and asset strategy. She holds an Executive MBA from Queen’s University, a Citation in Applied Geostatistics from the University of Alberta, and a Bachelor's Earth and Ocean Science from the University of British Columbia. There are no arrangements or understandings related to her appointment to the interim Chief Technical Officer role between Ms. Workman and any other persons. Ms. Workman does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Ms. Workman has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Senior Vice President, Deputy General Counsel & Corporate Secretary

Dated: April 28, 2026

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